UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2005

WITNESS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29335 (Commission File Number)	23-2518693 (I.R.S. Employer Identification No.)

300 Colonial Center Parkway Roswell, GA (Address of principal executive offices)	30076 (Zip Code)

(770) 754-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On February 15, 2005, David B. Gould, Chief Executive Officer and Chairman of Witness Systems, Inc. (the “Company”) entered into a sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, under which he may sell shares of the Company’s Common Stock.  Under Rule 10b5-1, corporate insiders may adopt a prearranged plan or contract for the sale of Company securities under specified conditions.

                Under his sales plan, Mr. Gould has authorized Goldman, Sachs & Co. to sell on his behalf up to a total of 260,000 shares of the Company’s Common Stock subject to a minimum price.  No sales will be made before March 2, 2005 or after February 23, 2006.  Under this plan, Goldman, Sachs & Co. may sell 5,000 shares of stock each week as outlined in his sales plan when the market price exceeds the minimum price specified in the plan.  The sales plan will expire on February 23, 2006, unless earlier terminated in accordance with its terms.

                Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company, nor to report modifications, terminations, transactions or other activities under such plans.

                Information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and such information shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2005	WITNESS SYSTEMS, INC.

	By:	/s/ Loren Wimpfheimer
LOREN WIMPFHEIMER Senior Vice President and General Counsel